UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2020

MassRoots, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55431	46-2612944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1560 Broadway, Suite 17-105, Denver CO	80202
(Address of principal executive offices)	(Zip Code)

(720) 240-9546
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Between July 13, 2020 and August 31, 2020, MassRoots, Inc. (the “Company”) issued and sold convertible notes (the “Notes”) in the aggregate principal amount of $176,000 (including an aggregate of $16,000 original issuance discount) to investors. The Notes mature on dates ranging from January 13, 2021 to March 1, 2021.

On September 1, 2020, the Company issued and sold a convertible note (the “September Note”, together with the Notes, the “2020 Notes”) in the principal amount of $49,500 (including a $4,5000 original issuance discount) to an investor. The September Note matures on March 1, 2021.

The 2020 Notes accrue interest at a rate of 12% per annum and are convertible into shares of the Company’s common stock at a conversion price of $0.01 per share, subject to adjustment; provided, however, upon the occurrence of an Event of Default (as defined in the 2020 Notes), the conversion price shall be 60% of the average of the three lowest closing bid prices of the Company’s common stock during the twenty days prior to the date of conversion; provided, further however, upon the occurrence of an Event of Default, the conversion price shall not be less than $0.001 per share. The Company is prohibited from effecting a conversion of the 2020 Notes to the extent that, as a result of such conversion, the holder would beneficially own more than 9.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon a conversion of the 2020 Notes. Upon the occurrence of an Event of Default, among other things, the outstanding balance of the 2020 Notes shall increase to 130% of the outstanding balance immediately prior to the occurrence of the Event of Default. The 2020 Notes may be prepaid by the Company at any time until 180 days from the issuance date thereof subject to certain prepayment penalties set forth in the 2020 Notes.

The foregoing descriptions of the Notes and the September Note do not purport to be complete and are qualified in their entirety by reference to the full text of the form of the Notes and the September Note, which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosures under Item 1.01 above which are hereby incorporated in this Item 3.02 by reference.

The 2020 Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state and were offered and issued in reliance on the exemption from the registration requirements under the Securities Act afforded by Section 4(a)(2) thereof.

Item 8.01 Other Events.

The Company has made available a presentation about the Company’s business, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K (this “Report”) and is hereby incorporated by reference.

The information contained in the presentation is summary information that should be considered in the context of the Company’s filings with the Securities and Exchange Commission and other public announcements the Company may make by press release or otherwise from time to time. The presentation speaks as of the date of this Report. While the Company may elect to update the presentation in the future to reflect events and circumstances occurring or existing after the date of this Report, the Company specifically disclaims any obligation to do so.

The presentation contains forward-looking statements, and as a result, investors should not place undue reliance on these forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description
10.1	Form of Notes
10.2	Form of September Note
99.1	Investor Presentation September 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MassRoots, Inc.

Date: September 4, 2020	By:	/s/ Isaac Dietrich
Isaac Dietrich
Chief Executive Officer

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